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                                                                    EXHIBIT 99.1


                                           CONTACT:   Joele Frank/Josh Silverman
                                                      J. Frank Associates
                                                      212-355-4449 ext. 107/121

              MEDITRUST ANNOUNCES FIVE POINT PLAN OF REORGANIZATION

Needham, Massachusetts, [January 28, 2000] - The Meditrust Companies (NYSE: MT) today announced that their boards of directors have approved a five-point plan of reorganization.

Meditrust's reorganization plan provides for:

     - an orderly disposition of a significant portion of its healthcare assets;

     -    suspension of its REIT common share dividend;

     - expectation of the declaration of the minimum dividend required to maintain REIT status in December 2000;

     -    substantial reduction in debt;

     -    future disciplined investment in lodging division.

The intent of the reorganization plan is to improve the overall financial condition of Meditrust by substantially deleveraging the Companies. The plan takes advantage of the Companies' demonstrated ability to sell healthcare assets and use the proceeds from these sales to repay debt obligations. Also, the suspension of the dividend will provide additional funds to repay debt and strengthen the Companies' balance sheet. These actions are also designed to allow the Companies to make disciplined investments to position its lodging division to benefit from improving industry trends when the supply/demand imbalance in its sector begins to moderate.

DIVESTITURE OF HEALTHCARE ASSETS

Consistent with the plan of reorganization, Meditrust intends to implement an orderly disposition of a significant portion of its healthcare assets. It is anticipated that the proceeds generated from the sales of these assets will be used to repay debt and substantially deleverage the Companies' balance sheet. As of December 31, 1999, Meditrust's healthcare portfolio had a book value of approximately $2.2 billion. The Companies have generated gross proceeds from the sale of healthcare assets which have permitted them to repay over $625 million of term debt. The Companies will not have additional public comment regarding the potential sales of its healthcare assets until sales have been consummated.

A number of factors have negatively impacted the long-term care and assisted living sectors of the healthcare industry. These include the federal government's shift to a Medicare prospective



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payment system in the skilled nursing industry, increased labor costs, fill-up periods of longer duration for assisted living facilities, increased regulation and tighter and more costly capital markets for both healthcare operating and financing companies. These factors have caused investment spreads to tighten and have caused a significant decline in the growth rate in the assisted living and nursing home industries. Therefore, a decision has been made to reduce the Companies' investment in healthcare assets and focus its resources on its lodging division.

DIVIDEND

The board of directors of Meditrust Corporation has suspended the payment of its common share dividend. In evaluating the decision, the board noted that suspending the dividend will provide additional liquidity of approximately $65 million per quarter compared to its 1999 dividend level. These additional funds will be used for debt repayment or future disciplined lodging investments consistent with the Companies plan of reorganization.

The board expects that in December 2000, it will declare the minimum dividend required to maintain REIT status, which will equal 90% of Meditrust Corporation's ordinary taxable income for the year ending December 31, 2000. The timing and amount of the sales of the healthcare assets as well as the operating results of both the healthcare and lodging divisions, during the year 2000, will impact any minimum dividend required to maintain REIT status. The board also noted that the dividend for the Series A preferred stock remains at 9% and will continue to be declared and paid quarterly.

DEBT REPAYMENT

The funds generated from the sale of the healthcare assets and the available funds from the suspension of the dividend are intended to repay a significant amount of Meditrust debt to substantially deleverage the Companies' balance sheet. Meditrust has approximately $210 million in debt that matures in 2000 and approximately $1.4 billion in debt that matures in 2001. Meditrust noted that it intends to repay $210 million of term debt that matures in July 2000 through a combination of availability of its revolving credit facility and the proceeds from the sale of assets. As previously announced on December 30, 1999, the companies repaid $250 million of its term debt that would have otherwise matured on January 17, 2000.

FUTURE DISCIPLINED LODGING INVESTMENT

As part of its plan of reorganization, Meditrust intends to focus on enhancing the long-term growth potential of its lodging division. Although La Quinta continues to be impacted by the supply/demand imbalance, the boards believe that by focusing on internal growth and improving the efficiency of operations, the lodging division will be positioned to benefit from improving industry trends when the supply/demand imbalance begins to moderate. Given the long-term upside potential in the sector, when deemed appropriate, some of the funds generated from the healthcare divestitures and dividend suspension will be targeted for the disciplined investment in the lodging division.


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MANAGEMENT

The Companies also announced that consistent with the adoption of the plan to reduce its emphasis on the healthcare division, David F. Benson will be leaving as chief executive officer, president, and treasurer of Meditrust Corporation. Mr. Benson will continue to assist the Companies on a consulting basis as the Companies move forward to implement their plan of reorganization. William G. Byrnes, a member of the board of directors of Meditrust Operating Company, will act as a transitional chief executive officer of Meditrust Corporation. Clive Bode remains chairman of the boards of directors of The Meditrust Companies.

Clive Bode, chairman of The Meditrust Companies, said, "During David's 15-year tenure he contributed greatly to the growth of the healthcare division. We look forward to his continued efforts, guidance and perspective in his consulting role to the Companies."

The Meditrust Companies' boards of directors are continuing their search for candidates with significant lodging industry experience to fill the position of chief executive officer in the reorganized Meditrust Companies and are working with a professional search firm to assist in this process.

The Meditrust Companies, headquartered in Needham, Massachusetts, consists of Meditrust Corporation, a REIT, and Meditrust Operating Company.

                                      * * *

     CERTAIN MATTERS DISCUSSED WITHIN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ALTHOUGH THE MEDITRUST COMPANIES BELIEVE THE STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND REAL ESTATE CONDITIONS, SATISFACTION OF CERTAIN CONDITIONS TO THE TRANSACTION, THE CONDITIONS OF THE CAPITAL MARKETS IN GENERAL AND AT THE TIME OF THE PROPOSED SPIN-OFF OF THE HEALTHCARE DIVISION, THE IDENTIFICATION OF SATISFACTORY PROSPECTIVE BUYERS FOR CERTAIN ASSETS AND THE AVAILABILITY OF FINANCING FOR SUCH PROSPECTIVE BUYERS, THE AVAILABILITY OF FINANCING FOR THE COMPANIES' CAPITAL INVESTMENT PROGRAM, INTEREST RATES, THE FINANCIAL CONDITION OF THE OPERATORS, OF MEDITRUST CORPORATION'S HEALTHCARE ASSETS, COMPETITION FOR HOTEL SERVICES AND HEALTHCARE FACILITIES IN A GIVEN MARKET, THE ENACTMENT OF LEGISLATION FURTHER IMPACTING THE COMPANIES' STATUS AS A PAIRED SHARE REIT OR MEDITRUST CORPORATION'S STATUS AS A REIT, THE IMPLEMENTATION OF REGULATIONS IMPACTING MEDITRUST CORPORATION'S HEALTHCARE BUSINESS, INCLUDING REGULATIONS GOVERNING PAYMENTS TO OPERATORS OF HEALTHCARE FACILITIES, UNANTICIPATED DELAYS OR EXPENSES ON THE PART OF


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THE COMPANIES OR THEIR SUPPLIERS IN ACHIEVING YEAR 2000 COMPLIANCE, AND OTHER
RISKS DETAILED FROM TIME TO TIME IN THE FILINGS OF MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE JOINT ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND OTHER PERIODIC FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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